UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

A2Z CUST2MATE SOLUTIONS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1600-609 Granville Street
Vancouver, British Columbia

V7Y 1C3 Canada
(647) 558-5564

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

A2Z Cust2Mate Solutions Corp. Stock Option Plan

A2Z Cust2Mate Solutions Corp. RSU Plan

(Full title of the plans)

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
1-800-221-0102 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by A2Z Cust2Mate Solutions Corp., a corporation continued under the laws of the Province of British Columbia, Canada (the “Company”) relating to 5,586,489 common shares, no par value per share (the “Common Shares”), issuable under A2Z Cust2Mate Solutions Corp.’s Stock Option Plan (the “Stock Option Plan”) and A2Z Cust2Mate Solutions Corp.’s RSU Plan (the “RSU Plan” and together with the Stock Option Plan, the “Plans”.

This Registration Statement also Includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of Common Shares on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of Common Shares included in the Reoffer Prospectus represents Common Shares issuable to the selling securityholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling securityholders and does not necessarily represent a present intention to sell any or all such Common Shares.

The Common Shares for purchase in this prospectus are not being offered to residents of Canada.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REGISTRATION STATEMENT OR REOFFER PROSPECTUS CONTAINED HEREIN OR DETERMINED IF THIS REGISTRATION STATEMENT OR REOFFER PROSPECTUS CONTAINED HEREIN IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The securities offered hereby have not been qualified for distribution by this prospectus under the securities laws of any province or territory of Canada and are not being offered in Canada or to any resident of Canada.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives Common Shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plans, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

Gadi Graus

Chief Executive Officer

1600-609 Granville Street

Vancouver, British Columbia V7Y 1C3 Canada

REOFFER PROSPECTUS

A2Z CUST2MATE SOLUTIONS CORP.

Up to 2,623,004 Common Shares

Issuable Under Certain Grants Under

The Plans

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 2,623,004 common shares, no par value per share (the “Common Shares”), by certain security holders identified herein in the section entitled “Selling Securityholders”. Such Common Shares, or the “Shares”, may be acquired upon the exercise of outstanding options issued under the Option Plan or settlement of restricted share units issued under the RSU Plan. You should read this prospectus carefully before you invest in our Common Shares.

Such resales shall take place on Nasdaq, or such other stock market or exchange on which our Common Shares may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 6 of this reoffer prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the Shares under the Securities Act to allow for future sales by the selling securityholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the Shares covered by this reoffer prospectus. The selling securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Shares involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “AZ” and the last reported sale price of our Common Shares on April 22, 2025 was $7.915 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 23, 2025

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of A2Z Cust2Mate Solutions Corp. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the accompanying prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (“Exchange Act”). These statements relate to future events concerning our business and to our potential revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “forecast”, “predict”, “propose”, “potential”, or “continue” or the negative of those terms or other comparable terminology.

Any forward-looking statements contained in this prospectus or the accompanying prospectus are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our potential revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. Our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Shares and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

Business of the Company

We are an innovative technology company operating the following four complementary business lines through our subsidiaries: (i) development and commercialization of retail “smart cart” solutions designed primarily for use in large grocery stores and supermarkets (“Cust2Mate Carts” or “Cust2Mate Products”); (ii) manufacture of precision metal parts; (iii) provision of maintenance services in Israel, including for Cust2Mate Products deployed in Israel; and (iv) development of our Fuel Tank Inertia Capsule System technology, or FTICS, a vehicle device cover for the military and civilian automotive industry. We have a network of technological partners including, among others, NCR, Toshiba, Asus, Lenovo, Accenture, Flex, Edgify, and Sensepass.

In 2020, we began to rapidly develop smart carts for the retail industry, with the aim of becoming the leading mobile checkout system in the international market by providing the optimal solution for shoppers and supermarket retailers. We have since focused the majority of our strategic planning, investment, research, development and marketing efforts on our Cust2Mate Products, as management currently believes our operational capabilities are most effectively leveraged by growing market share in the smart cart industry.

 Corporate Information

A2Z Cust2Mate Solutions Corp. was originally incorporated under the name “ECC Ventures 1 Corp” in the Province of British Columbia on January 15, 2018, under the Business Corporations Act (British Columbia). The name was changed to “A2Z Smart Technologies Corp” on July 20, 2020. Effective July 31, 2024, we changed our name from A2Z Smart Technologies Corp. to “A2Z Cust2Mate Solutions Corp.”

Our principal executive offices are located at 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3 Canada, and the records and registered office are located at 2200 HSBC Building 885 West Georgia Street, British Columbia, V6C 3E8 Canada. Our telephone number is (647) 558-5564. Our corporate website address is www.cust2mate.com. The information contained in, or that can be accessed through our website is not incorporated by reference and is not a part of this prospectus.

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THE OFFERING

Outstanding Common Shares:	34,971,955 Common Sharees are outstanding as of April 21, 2025.

Common Shares Offered:	Up to 2,623,004 Shares offered for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 3. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	AZ

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RISK FACTORS

An investment in our Common Shares is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Shares, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Annual Report for the year ended December 31, 2024, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Shares would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Shares.

USE OF PROCEEDS

The Shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the selling securityholders listed herein (which include our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of our Common Shares. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the Shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a selling securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these Shares from us pursuant to the Plans. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

●	the name of each selling securityholder;

●	the position(s) or office of each selling securityholder;

●	the number and percentage of our Common Shares that each selling securityholder beneficially owned as of April 21, 2025 prior to the offering for resale of the Shares under this prospectus;

●	the number of Shares that may be offered for resale for the account of each selling securityholder under this prospectus; and

●	the number and percentage of our Common Shares to be beneficially owned by each selling securityholder after the offering of the resale Shares (assuming all of the offered Shares are sold by such selling securityholder).

Information with respect to beneficial ownership is based upon information obtained from the selling securityholders. Because the selling securityholders may offer all or part of the Shares pursuant to this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Common Shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the Shares that each selling securityholder may offer under this prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell. The Shares offered by this prospectus may be offered from time to time by the selling securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this prospectus.

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Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered Hereby (2)	Number of Shares Beneficially Owned Upon Completion of the Offering (3)	Percentage of Shares to be Beneficially Owned Upon Completion of the Offering (3)(4)
Adam Weinbaum (5)	-	53,333	0	*
William Hayde(4)	-	13,333	0	*
Shlomo Rosenbaum(5)	-	4,667	0	*
Amnon Peleg(6)	40,000	31,333	40,000	*
Shaul Lotan (7)	-	6,667	0	*
Mordechai Erel Baron(8)	62,108	33,333	62,108	*
Smadar Amitay(9)	-	14,000	0	*
Asher Anshil Kroizer(10)	-	6,667	0	*
Yishayahu Fried(11)	-	2,000	0	*
Izchak Nathan Shapira(12)	-	2,000	0	*
Alan Rootenberg, Chief Financial Officer and Director(13)	-	33,333	0	*
Gadi Levin(14)	20,000	60,000	20,000	*
Daniel Bloch(15)	-	20,000	0	*
Yonatan De Jongh, Director(16)	4,000	16,671	4,000	*
Gadi Graus, Chief Executive Officer and Director (17)	571,428	1,300,000	571,428	5.35%
John Gildea(18)	1,130,237	320,000	1,130,237	4.15%
Hila Kraus(19)	8,000	54,000	8,000	*
David Lenchner(20)	-	54,000	0	*
Gal Gonen(21)	-	54,000	0	*
Yaniv Shmuel Levi(22)	-	54,000	0	*
Naftali Shmerler(23)	-	32,000	0	*
Oren Yahalom(24)	-	32,000	0	*
Ofek Ben Hamo(25)	-	16,000	0	*
Nir Arad(26)	-	6,000	0	*
Itzik Reuven(27)	-	16,000	0	*
Yechiel Goldish(28)	-	6,000	0	*
Reeves D. Ambrecht, Director (29)	-	10,000	0	*
Adi Vazan, Director (30)	-	10,000	0	*
Golan Drori(31)	-	30,000	0	*
Rafi Elhadad(32)	6,000	30,000	6,000	*
Yossi Tubor(33)	-	30,000	0	*
Victor Yampolski(34)	-	20,000	0	*
Hanni Steiner(35)	-	20,000	0	*
Israel Weiss(36)	-	20,000	0	*
Einat Klein(37)	-	20,000	0	*
Moty Mordechai(38)	-	20,000	0	*
Gal Ezrach Gindin(39)	-	20,000	0	*
Guy Greenberg(40)	-	10,000	0	*
Shahar Amsalem(41)	-	10,000	0	*
Elkana Porag(42)	-	105,000	0	*
Israel Morgenstern(43)	-	26,667	0	*

(*)	Less than 1%

(1)	Includes all shares noted under “Number of Shares Being Offered Hereby”. Except as may be qualified with respect to the foregoing, the number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power and also any shares which the selling securityholder has the right to acquire within 60 days.

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(2)	Represents common shares issuable upon the exercise of outstanding options or RSUs.
(3)	Assumes that all Shares to be offered, as set forth above, are sold pursuant to this offering and that no other Common Shares are acquired or disposed of by the selling securityholders prior to the termination of this offering. Because the selling securityholders may sell all, some or none of their Shares or may acquire or dispose of other Common Shares, no reliable estimate can be made of the aggregate number of Shares that will be sold pursuant to this offering or the number or percentage of Common Shares that each selling securityholder will own upon completion of this offering.
(4)	Based on 34,971,955 common shares issued and outstanding as of April 21, 2025. The percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership Includes any shares as to which the selling securityholder has sole or shared voting power or investment power and also any shares which the selling securityholder has the right to acquire within 60 days.

(5)	Includes 53,333 stock options, of which 53,333 have vested as of the date hereof.
(4)	Includes 13,333 stock options, of which 13,333 have vested as of the date hereof.
(5)	Includes 4,667 stock options, of which 4,667 have vested as of the date hereof.
(6)	Includes 40,000 shares and 31,333 stock options, of which 21,333 have vested as of the date hereof.
(7)	Includes 6,667 stock options, of which 6,667 have vested as of the date hereof.
(8)	Includes 57,238 shares, 4,870 warrants and 33,333 stock options, of which 33,333 have vested as of the date hereof.
(9)	Includes 14,000 stock options, of which 4,000 have vested as of the date hereof.
(10)	Includes 6,667 stock options, of which 6,667 have vested as of the date hereof.
(11)	Includes 2,000 stock options, of which 2,000 have vested as of the date hereof.
(12)	Includes 2,000 stock options, of which 2,000 have vested as of the date hereof.
(13)	Includes 33,333 stock options, of which 13,333 have vested as of the date hereof.
(14)	Includes 20,000 shares and 60,000 stock options, of which 60,000 have vested as of the date hereof.
(15)	Includes 20,000 stock options, of which 20,000 have vested as of the date hereof.
(16)	Includes 4,000 shares and 16,671 stock options, of which 6,671 have vested as of the date hereof.
(17)	Includes 571,428 shares and 1,300,000 stock options, of which 515,000 have vested as of the date hereof.
(18)	Includes 803,590 shares, 326,647 warrants and 320,000 stock options, of which 320,000 have vested as of the date hereof.
(19)	Includes 8,000 shares and 54,000 stock options, of which 8,000 have vested as of the date hereof.
(20)	Includes 54,000 stock options, of which 8,000 have vested as of the date hereof.
(21)	Includes 54,000 stock options, of which 8,000 have vested as of the date hereof.
(22)	Includes 54,000 stock options, of which 8,000 have vested as of the date hereof.
(23)	Includes 32,000 stock options, of which 4,000 have vested as of the date hereof.
(24)	Includes 32,000 stock options, of which 4,000 have vested as of the date hereof.
(25)	Includes 16,000 stock options, of which 2,000 have vested as of the date hereof.
(26)	Includes 6,000 stock options, of which 2,000 have vested as of the date hereof.
(27)	Includes 16,000 stock options, of which 2,000 have vested as of the date hereof.
(28)	Includes 6,000 stock options, of which 2,000 have vested as of the date hereof.
(29)	Includes 10,000 stock options, of which none have vested as of the date hereof.
(30)	Includes 10,000 stock options, of which none have vested as of the date hereof.
(31)	Includes 30,000 stock options, of which none have vested as of the date hereof.
(32)	Includes shares and 30,000 stock options, of which none have vested as of the date hereof.
(33)	Includes 30,000 stock options, of which none have vested as of the date hereof.
(34)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(35)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(36)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(37)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(38)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(39)	Includes 20,000 stock options, of which none have vested as of the date hereof.
(40)	Includes 10,000 stock options, of which none have vested as of the date hereof.
(41)	Includes 10,000 stock options, of which none have vested as of the date hereof.
(42)	Includes 105,000 stock options, of which none have vested as of the date hereof.
(43)	Includes 26,667 stock options, of which none have vested as of the date hereof.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the selling securityholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

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At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Bloch Legal has passed upon certain legal matters regarding the Common Shares offered hereby under Canadian law.

EXPERTS

Our audited consolidated financial statements as of December 31, 2024, and 2023 and for each of the three years in the period ended December 31, 2024 incorporated by reference into this prospectus have been so incorporated in reliance upon the report of Ziv Haft Certified Public Accountants (Isr.), as independent registered public accounting firm, given upon the authority of the said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

(b) The Registrant’s Report on Form 6-K filed with the SEC on January 29, 2025 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and;

(c) The description of the Registrant’s Common Shares contained in Exhibit 2.1 to its Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 3, 2024, and any amendment or report filed for the purpose of further updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form F-8 under the Securities Act with respect to the securities offered by this prospectus. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.cust2mate.com. Information contained in or accessible through our website does not constitute a part of this prospectus .

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A2Z CUST2MATE SOLUTIONS CORP

UP TO 2,623,004 COMMON SHARES

REOFFER PROSPECTUS

April 23, 2025

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

(b) The Registrant’s Reporton Form 6-K filed with the SEC on January 29, 2025 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and;

(c) The description of the Registrant’s Common Shares contained in Exhibit 2.1 to its Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 3, 2024, and any amendment or report filed for the purpose of further updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

●	is or was a director or officer of the Registrant,
●	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or
●	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

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and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;
●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;
●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or
●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

●	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
●	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
●	order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;
●	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or
●	make any other order the court considers appropriate.

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Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, and subject to the provisions of the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant, and the heirs and legal personal representatives of all such persons, against all eligible penalties to which such person is or may be liable in relation to a legal proceeding or investigative action, whether current or threatened, pending or completed, in which any director, former director or alternative director, or any of their heirs and legal personal representatives, by reason that he or she is or was a director or alternative director of the Registrant, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and the Registrant must, after the final disposition of such a legal proceeding or investigative action, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the mandatory indemnity contained in the Registrant’s articles.

Under its articles, and subject to the Act, the Registrant may indemnify any person. The Registrant has entered into indemnity agreements with certain of its current (and may enter into indemnity agreements with its future) directors, officers, and service providers.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs and legal personal representatives) who is or was a director, alternative director, officer, employee or agent of the Registrant; is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of $20 million, subject to a deductible of $1.5 million per securities claim and $0.5 million for all other claims, payable by the Registrant, when applicable. The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

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ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Stock Option Plan (incorporated herein by reference to the Company’s annual report on Form 20-F filed on March 27, 2023)
4.2	RSU Plan (incorporated herein by reference to the Company’s annual report on Form 20-F filed on March 27, 2023)
5.1	Opinion of Bloch Legal
23.1	Consent of Ziv Haft Certified Public Accountants (Isr.)
23.2	Consent of Bloch Legal (included in Exhibit 5.1)
24.1	Power of Attorney
107.1	Filing Fee Table

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant Includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 23rd day of April, 2025.

A2Z Cust2Mate Solutions Corp

By:	/s/ Gadi Graus
Gadi Graus
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gadi Graus, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gadi Graus	Chief Executive Officer Director	April 23, 2025
Gadi Graus	(Principal Executive Officer)

/s/ Alan Rootenberg	Chief Financial Officer	April 23, 2025
Alan Rootenberg	(Principal Financial and Accounting Officer)

/s/ Bentsur Joseph	Director	April 23, 2025
Bentsur Joseph

/s/ Reeves Ambrecht	Director	April 23, 2025
Reeves Ambrecht

/s/ Yonatan de Jongh	Director	April 23, 2025
Yonatan de Jongh

/s/ Adi Vazan	Director	April 23, 2025
Adi Vazan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of A2Z Cust2Mate Solutions Corp., has signed this registration statement on April 23, 2025.

Authorized U.S. Representative

/s/ Reeves Ambrecht
Name:	Reeves Ambrecht
Title:	Director

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